SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


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      (as permitted by Rule 14a-6(e)(2))

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[ X ] Soliciting Material Pursuant to Section 240.14a-11(c)
      or Section 240.14a-12


                           ELITE PHARMACEUTICALS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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                           ELITE PHARMACEUTICALS, INC.
                                165 Ludlow Avenue
                               Northvale, NJ 07647



                                 August 14, 2002




Dear Fellow Shareholder,

         Harris Freedman, his son, Michael Freedman, and an associate, Sharon Will, have filed a Form 13D and amendment preparing to try to obtain consents from shareholders of the company to remove three of the four members of the Elite board of directors and put themselves on the board.

         In a few days we will be sending you our statement which will analyze and explain this effort and give you our recommendation and the reasons for these recommendations.

         IN THE MEANTIME, YOUR BOARD OF DIRECTORS STRONGLY URGES THAT YOU DO NOT SIGN AND DO NOT RETURN ANY CONSENT CARD OR OTHER FORM SENT TO YOU BY HARRIS FREEDMAN OR HIS RELATED PERSONS OR ENTITIES.

         We ask you to hold your decision until you have heard and considered our analysis of this effort and our position and objectives for the company.

         If any shareholder has questions or needs assistance, please call Catherine Barnes at 704 372-9870.

                                                     Sincerely,

                                                     /s/Atul M. Mehta

                                                     Atul M. Mehta, Ph.D.
                                                     President and CEO
                                                     For the Board of Directors


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                           ELITE PHARMACEUTICALS, INC.
                            SUPPLEMENTAL INFORMATION

                                 August 14, 2002

     (1) PARTICIPANTS. The participants in this solicitation are the Company, Elite Pharmaceuticals, Inc. ("Elite"), and members of the Elite board of directors: Atul M. Mehta, Donald S. Pearson, Harmon Aronson and Eric L. Sichel. Dr. Mehta is the direct owner of 1,175,000 shares of the common stock of Elite ("Common Stock") and the beneficial owner of 312,600 issued shares, and he holds options to purchase 1,475,000 shares. Mr. Pearson is the direct owner of 18,750 shares of Common Stock and holds options to purchase 60,000 shares. Dr. Aronson holds options to purchase 60,000 shares of Common Stock. Dr. Sichel holds options to purchase 30,000 shares of Common Stock.

     (2) INFORMATION STATEMENT. Elite intends to file an information statement with the Securities and Exchange Commission ("SEC") which will contain an analysis and explanation of the Freedman effort, Elite's position and other information. ELITE SHAREHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Elite shareholders and investors may obtain a free copy of the information statement when available and any other documents filed with the SEC on the SEC website at www.sec.gov. Elite shareholders may also obtain free copies of same by directing the request to Elite at 165 Ludlow Avenue, Northvale, NJ 07647.